As filed with the Securities and Exchange Commission on March 19, 2008
                    File No. 333-103501

            SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC 20549


               POST-EFFECTIVE AMENDMENT NO. 1
                            TO
                         FORM S-8/A
                  Registration Statement
             Under the Securities Act of 1933


               SCIENTIFIC INDUSTRIES, INC.
           (Name of Registrant in its charter)

      DELAWARE                                 04-2217279
(State or jurisdiction of                   (I.R.S. Employer
incorporation or organization)             Identification No.)


                    70 ORVILLE DRIVE
                BOHEMIA, NEW YORK 11716
                   (631) 567-4700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                2002 Stock Option Plan
               (Full Title of the Plan)


                 MS. HELENA R. SANTOS
             SCIENTIFIC INDUSTRIES, INC.
                   70 ORVILLE DRIVE
               BOHEMIA, NEW YORK 11716
                   (631) 567-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                   With copies to:

                Leo Silverstein, Esq.
           Reitler Brown & Rosenblatt LLC
            800 Third Avenue, 21st Floor
              New York, New York 10022
                  (212) 209-3050
                  (212) 371-5500 Fax

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                   EXPLANATORY NOTE


Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus included herein relates to two Registration Statements on Form S-8 (Registration Nos. 333-103501 and 333-122504). The Registration Statement as amended constitutes the Post-Effective Amendment No. 1 of the Registration Statement on Form S-8 (Registration No. 333-133501) and Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-5871).

AVAILABLE INFORMATION.............................................3
INFORMATION INCORPORATED BY REFERENCE.............................4
THE COMPANY.......................................................5
RISK FACTORS......................................................5
USE OF PROCEEDS...................................................9
SELLING SECURITYHOLDERS...........................................9
PLAN OF DISTRIBUTION.............................................11
LEGAL MATTERS....................................................12
EXPERTS..........................................................12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES..................................................12

                      REOFFER PROSPECTUS

                172,000 Shares of Common Stock

                    ---------------------

                 SCIENTIFIC INDUSTRIES, INC.

                    ---------------------

	This prospectus (this "Prospectus") relates to the offer and sale of up to 172,000 shares (the "Offered Shares") of common stock, par value $.05 per share (the "Common Stock"), of Scientific Industries, Inc., a Delaware corporation (the "Company"), by and for the accounts of officers or directors of the Company named herein (the "Selling Securityholders"). The Offered Shares have been acquired by the Selling Securityholders pursuant to the Company's 1992 Stock Option Plan or 2002 Stock Option Plan. See "Selling Securityholders."

	The Selling Securityholders may offer and sell any or all of the Offered Shares from time to time in one or more transactions on the OTC Bulletin Board, in one or more brokerage transactions or in one or more privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders. The Offered Shares may be offered and sold from time to time in any manner permitted by law. To the extent required, a Prospectus Supplement will be distributed which will set forth the number of Offered Shares being offered pursuant thereto and the terms of such offering. See "Plan of Distribution."

	The Offered Shares are being offered for the accounts of the Selling Securityholders. The Company will not receive any proceeds for the sales of the Offered Shares by a Selling Securityholder, although we may receive payment of the exercise price from those of the Selling Securityholders holding options when they exercise those options. It is not possible at the present time to determine the price to the public in any sale of the Offered Shares by a Selling Securityholder and such Selling Securityholder reserves the right to accept or reject, in whole or in part, any proposed purchase of the Offered Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by a Selling Securityholder. The aggregate proceeds to a Selling Securityholder from the sale of the Offered Shares will be the sale price of the Offered Shares sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all of the expenses of the offering of the Offered Shares by the Selling Securityholders, with certain exceptions. See "Selling Securityholders" and "Plan of Distribution."

	The Common Stock is listed on the OTC Bulletin Board under the symbol "SCND." The closing asked price for the Company's Common Stock as reported on the OTC Bulletin Board on March 14, 2008 was $3.50 per share.

                --------------------------------------

            See "Risk Factors" Beginning On Page 5 of This
               Prospectus For Certain Information That
                Should Be Considered By Prospective
                             Investors.

                --------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 -------------------------------------

The date of this Prospectus is March 19, 2008

                        AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may read and copy this information, for a copying fee at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information as to its public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W.,
Washington, D.C. 20549.

	The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Shares. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which have been omitted pursuant to the rules and regulations of the SEC. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS PROSPECTUS INCLUDING THE INFORMATION INCORPORATED BY REFERENCE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE UNITED
STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES
THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS OR OUTCOMES TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED BY AND DISCUSSED
HEREIN. FURTHER, THE COMPANY OPERATES IN AN INDUSTRY SECTOR WHERE SECURITIES VALUES MAY BE VOLATILE AND MAY BE INFLUENCED BY REGULATORY AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL.
IMPORTANT FACTORS THAT THE COMPANY BELIEVES MIGHT CAUSE SUCH DIFFERENCES ARE DISCUSSED IN THE CAUTIONARY STATEMENTS
ACCOMPANYING THE FORWARDLOOKING STATEMENTS AND IN THE RISK
FACTORS CONTAINED IN THIS PROSPECTUS AND IN THE RISK FACTORS DETAILED IN THE COMPANY'S OTHER FILINGS WITH THE SEC DURING THE PAST 12 MONTHS. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED
HEREIN, READERS ARE URGED TO READ CAREFULLY ALL RISK FACTORS AND CAUTIONARY STATEMENTS CONTAINED IN THIS PROSPECTUS AND IN THOSE OTHER FILINGS WITH THE SEC.

             INFORMATION INCORPORATED BY REFERENCE

	The following documents filed by the Company with the SEC under the Exchange Act are hereby incorporated by reference into this Prospectus:

(a)	the Company's Annual Report on Form 10-KSB for the fiscal year ended
June 30, 2007;

(b)	the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 2007 and  December 31, 2007;

(c)	The Company's Current Reports on Form 8-K filed with the SEC since
June 30, 2007;

(d)	the description of the Company's Common Stock contained in the registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

(e) 	all documents filed by us with the SEC pursuant to Sections 13(a),
13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereunder; and

(f)	 all documents filed by us with the SEC pursuant to Sections 13(a),
13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

	Any statement or information contained herein or in any document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to: Helena R. Santos, President, Scientific Industries, Inc., 70 Orville Drive, Airport International Plaza, Bohemia, New York, 11716 (telephone (631) 567-4700).

                           THE COMPANY

	Scientific Industries, Inc. (the "Company"), a Delaware corporation, has been engaged: (i) since its inception in 1954 in the design, manufacturing and marketing of standard benchtop laboratory equipment, and (ii) since its acquisition of Altamira Instruments Inc. on November
30, 2006 in the manufacture and marketing of customized catalyst research instruments.

	The benchtop laboratory equipment consists primarily of vortex mixers (devices used to mix the contents of test tubes, beakers and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds) and miscellaneous laboratory apparatus, including timers, rotators and pumps. The Company's benchtop laboratory equipment products are marketed principally through a network of domestic and foreign dealers, by sales representatives and its website.

	The Company's catalyst research instrument operation relates to products used to perform traditional catalyst characterization experiment on an unattended basis, reactor systems, high throughput systems and micro-activity reactors. The catalyst research instrument products are sold directly and through outside sales representatives.

      The Company's products are used primarily for research performed by universities, hospitals, pharmaceutical companies, clinics, pharmaceutical manufacturers, medical device manufacturers, petrochemical companies and other related industries.

	The Company was incorporated in Delaware in 1954. Its principal executive office is located at 70 Orville Drive, Airport International Plaza, Bohemia, New York 11716 (telephone number 631-567-4700; fax number 631-567-5896).

                            RISK FACTORS

	An investment in the Offered Shares is speculative, involves a high degree of risk and should only be made by persons who can afford a loss of their entire investment. In addition to the other information included elsewhere or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating and investment in the shares of Common Stock offered hereby.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, important risk factors are identified below that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to such future periods in any current statements. The Company undertakes no obligation to publicly revise any forward-looking announcements to reflect future events or circumstances.

Dependence on a Major Customer

The laboratory equipment industry is dominated in the United States by two major laboratory equipment distributors, Thermo Fisher Scientific, Inc. ("Fisher") and VWR

International. During the fourth quarter of the year ended June 30 2006 ("fiscal 2006"), the Company was informed by Fisher that it would no longer market the Company's products. As a result, there were no sales of the Company's products to Fisher since the fourth quarter of fiscal 2006. Sales to this former major customer, mostly the Vortex-Genie 2 Mixer, represented approximately 20% of total net sales for fiscal 2006. As a result of increased direct selling efforts and increased distribution through the Company's other existing distributors and new distributors, the Company for fiscal 2007 was able to generate sufficient additional revenues to enable it to recoup the majority of the lost revenues. The Company's current largest customer accounted for approximately 16% of the Company's total net sales in fiscal 2007 and 17% in fiscal 2006 (22% and 17%, respectively, of sales of the benchtop laboratory equipment operation). A material reduction in sales to this major customer could have an adverse effect on the results of operations of the Company.

The Company Offers a Limited Number of Products with Sales of One Product Accounting for a Substantial Portion of its Revenues

The Company has a limited number of benchtop laboratory equipment products with one product, the Vortex-Genie 2 Mixer accounting for approximately 70% and 72% of total benchtop laboratory equipment sales (51% and 72% of total Company sales) for fiscal 2007 and fiscal
2006, respectively.

The Company is A Small Participant in the Highly Competitive Laboratory Equipment Industry and the Catalyst Research Instruments Industry

The benchtop laboratory equipment industry is highly competitive. Although the Company's principal product, the Vortex-Genie 2 Mixer, has been widely accepted, the Company's annual net sales for these products ($3,558,100 for fiscal 2007 and $3,465,200 for fiscal 2006)
are significantly less than the annual revenues of many of its competitors in the industry. Its principal competitors are substantially larger and have much greater financial, production and marketing resources than the Company. In the past few years, there have been continuous new entrants into the vortex mixer market, including the manufacturer of the private label mixers of the industry's two largest distributors.

The production and sales of catalyst research instruments is highly competitive. The Company competes with many laboratories which produce their own instruments and several companies with greater resources.

The Company's Ability to Grow and Compete Effectively Is In Part
Dependent on Its Ability to Develop and Effectively Market New Products

In the recent past, the Company began pursuing a program to develop and market new laboratory equipment products with a view to increasing revenues and reducing the Company's dependence on the Vortex-Genie 2 Mixer. As a result, the Company now offers a more extensive line of benchtop laboratory equipment products. However, the Company still needs to continuously develop and introduce new products in order to grow this segment of the business.

Revenues derived from new benchtop laboratory equipment products (those other than the Vortex-Genie 2 Mixer, but excluding accessories) amounted to $838,500 and $737,100, respectively, for fiscal 2007 and fiscal 2006. The Company relies primarily on distributors and their catalogs to market such products. Sales of new products are heavily dependent on the distributors' decision to include a new product in the distributors' catalogs and their continued inclusion in the catalogs and on their websites, since the majority of the end users purchase through distributors. Accordingly, it may be at least 24 to 36 months between the completion of development of a product and the distribution of the catalog in which it is first offered.

No assurance can be given that the amounts allocated by the Company for its development and marketing programs will prove beneficial or that distributors will include any particular product in their catalogs and websites.

In June 2006, the Company received a nonexclusive sublicense to develop, produce and sell a line of bioreactor vessels with integral sensors for pH and oxygen in volumes of 250 milliliters up to 5 liters for laboratory systems under a license from the University of Maryland, Baltimore County, the patent holder. The Company is engaged in the development of certain products which incorporate the disposable sensor
technology.    No assurance can be made that such development will be
completed or that it will result in material revenues.

The Company's new catalyst research instruments line of products is limited to a few products. In order to remain competitive and grow this line of business, the Company needs to make engineering improvements to existing products and develop and add new products incorporating more current technology in the catalyst research area. No assurance can be given that it will be successful in such endeavors.

The Company May Be Subject to General Economic, Political, and Social
Factors

Orders for the Company's products, particularly new catalyst research instruments, depend in part, on a customer's ability to secure funds. Available funds can be affected by budgetary constraints and the ability to obtain grants. Factors such as a general economic recession or another major terrorist attack could have a negative impact on corporate funding and grants.

The Company's ability to secure new orders can also be effected by changes in United States and international policies pertaining to energy and the environment.

The Company is Heavily Dependent on Outside Suppliers for the Components of its Products

Due to poor quality and delivery times from the Company's former second supplier, the Company has only one supplier for a major component of the Vortex-Genie products. While the Company is seeking an additional supplier for this component, it has maintained an abundant on-hand supply of this component; however, there can be no assurance that the Company will be successful in securing a dependable second supplier of this component.

While the Company believes there are several suppliers available for most of its components, it presently relies on one supplier for several components relating to the Company's benchtop laboratory equipment.
Purchases through a United States vendor from one overseas supplier accounted for approximately 17% and 44% of the cost of total purchased materials for fiscal 2007 and fiscal 2006, respectively, and 22% and 44% of the benchtop laboratory equipment purchases. While the Company believes there are other sources for the components purchased from overseas readily available, the disruption or termination of the operations of this source or other sources could have an adverse effect, hopefully of short duration, on the Company's results of operations. To diminish this risk, the Company keeps higher than normal quantities on-hand of such components, and has added several alternate suppliers during the past two years. Furthermore, the Company intends to continue purchasing components from overseas factories directly or indirectly. Such reliance could increase the risks of the Company's operations including those arising from government controls, foreign conditions, custom duties, changes in both foreign and United States government policies, and the reliability and financial condition of such suppliers.

The Company's Ability to Compete Depends in Part on Its Ability To Secure and Maintain Proprietary Rights to its Products

The Company's ability to compete depends in part on its ability to secure and maintain proprietary rights to its products. The Company's design patent on a feature of its Vortex-Genie 2 Mixer, its principal product, expired in November 2005; however, the Company has not, to date, experienced any adverse effect from the expiration of this patent. A new patent was granted to the Company during fiscal 2006 for use in the MagStir Genie, MultiMagStir Genie, and Enviro-Genie products. The Company's ability to exploit a recently acquired sublicense with respect to a line of bioreactor vessels, which the Company has commenced developing, will be dependent on the validity of the licensor's patents.

The Company does not have any patent protection for its catalyst research instruments, except for a line of products known as Celero under a licensing agreement, which is not a significant part of the business.

There can be no assurance that the Company will be successful in obtaining additional patents, that any patent issued or licensed to the Company provides or will provide the Company with competitive advantages or will not be challenged by third parties or that the patents of others will not prevent the commercialization of products developed by the Company. Furthermore, there can be no assurance that others will not independently develop similar products or design around the patents related to the Company's products. Any of the foregoing activities could have a material adverse effect on the Company. Moreover, there is no assurance that the enforcement by the Company of its patent rights will not result in substantial litigation costs.

The Company Has Limited Management Resources

The loss of the services of Ms. Helena R. Santos, the Company's Chief Executive and Financial Officer, and President, or Mr. Robert P. Nichols, the Company's Executive Vice

President or any material expansion of the Company's operations could place a significant additional strain on the Company's limited management resources and could be materially adverse to the Company's results and financial condition. In addition, the loss of Mr. Brookman March, Director of Marketing and Operations of the Company's new wholly-owned subsidiary, Altamira Instruments, Inc., could have a materially adverse impact on the catalyst research instruments operations.

The Common Stock of the Company is Thinly Traded and is Subject to Volatility

The Common Stock of the Company is traded on the Over-the-Counter Bulletin Board and, historically, has been thinly traded. As of February 29, 2008, there were only 1,171,352 shares of Common Stock of the Company outstanding, of which 426,915 shares were held by the directors and officers of the Company. There have been a number of trading days during fiscal 2007 on which no trades of the Company's Common Stock were reported. Accordingly, the market price for the Common Stock is subject to great volatility.

                             USE OF PROCEEDS

	The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Shares. All such proceeds will be for the account of the Selling Securityholders.

                        SELLING SECURITYHOLDERS

	This Prospectus relates to shares of Common Stock that have been acquired by each Selling Securityholder, who is an officer or director of the Company and may be deemed to be an "affiliate" of the Company, pursuant to the exercise of stock options granted to such person under the 1992 Stock Option Plan or 2002 Stock Option Plan.

	The following table assumes that the Selling Securityholders will sell in this offering all of the shares offered by them which represent both shares previously acquired and which may be acquired upon exercise of options granted under the Plans. Other than 10,000 shares as to which Mr. Roger B. Knowles has a present intention to acquire upon exercise and sell, the Company is unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. The following table sets forth, as of the date hereof, (1) the name of each Selling Securityholder and such Selling Securityholder's office or position with the Company, (2) the number of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering of the Offered Shares hereby, (3) the number of shares of Common Stock that may be acquired upon exercise and the number that may be offered hereby and (4) the number of shares of Common Stock beneficially owned by the Selling Securityholder after the completion of the offering and sale of the Offered Shares (assuming that all Offered Shares are sold). Such number of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering of the Offered Shares is based on information furnished to the Company by such Selling Securityholder and/or set forth in the Company's Common Stock ledger. The number of shares shown in the table as beneficially owned is determined under rules promulgated by the SEC, and thereby include in determining the number of shares beneficially owned by the Selling

Securityholder the shares issuable upon exercise of options held by the Selling Securityholder within sixty (60) days of the date of determination. The applicable percentages of ownership of shraes of Common Stock shown in the table below are based on an aggregate of 1,171,352 shares of Common Stock issued and outstanding on February 29, 2008, increased for the purpose of Selling Secruityholder,s percentage by s hares which are issuable upon exercise of his or her outstanding options.


Name of Selling              Shares of Common     Shares of
Securityholder and Office or Stock Beneficially   Common Stock
Position with the Company    Owned as of          that may be
within the Past Three Years  February 29, 2008(1) Offered Hereby

---------------------------  -------------------- --------------
Helena R. Santos,
Chief Executive Officer and
Chief Financial Officer       18,000               18,000(2)

Robert P. Nichols,
Executive Vice President      25,000               25,000(3)

Joseph G. Cremonese,
Chairman of the Board         41,597(4)            10,000(5)

Arthur M. Borden, Director    60,740               33,000(6)

Joseph I. Kesselman,
Director                      64,120(7)            36,000(8)

Roger B. Knowles, Director    16,258(9)            14,000(10)

James S. Segasture, Director 187,250(11)           36,000(12)

__________________________________________________________________

                                  Shares of Common
                                  Stock Beneficially
Name of Selling                   Owned After
Securityholder and Office or      Completion of the
Position with the Company         Offering
within the Past Three Years       ------------------
---------------------------        Amount  Percentage
                                   ------  ----------
Helena R. Santos,
Chief Executive Officer and
Chief Financial Officer                 0     -

Robert P. Nichols,
Executive Vice President                0     -

Joseph G. Cremonese
Chairman of the Board              31,597    2.7

Arthur M. Borden, Director         27,740    2.4

Joseph I. Kesselman,
Director                           28,120    2.4

Roger B. Knowles, Director          2,258    0.2

James S. Segasture, Director      151,250   12.9




_____
(1)	Includes the shares that may be acquired upon exercise of outstanding options and granted under a Plan.
(2)	Includes 5,000 shares issuable upon exercise of outstanding options granted under the 1992 Plan.
(3)	Includes 13,000 shares issuable upon exercise of outstanding options granted under the 1992 and 2002 Plans.
(4)	31,597 shares are owned jointly with his wife.
(5)	Represents shares issuable upon exercise of outstanding options granted under the 2002 Plan.
(6) Includes 16,000 shares subject to outstanding options granted under the 1992 Plan.
(7) Includes 735 shares owned jointly with his wife, and 8,000 shres owned by his wife.
(8) Includes 12,000 shares subject to outstanding options granted under the 1992 Plan.
(9)   Includes 2,258 shares owned by his wife.

(10) Represents shares issuable uopn exercise of outstanding options granted under the 1992 Plan.
(11)  Includes 493 shares owned by his wife.
(12) Includes 4,000 shares issuable upon exercise of outstandig options granted under the 1992 Plan.

	The Company may at any time and from time to time suspend, permanently or temporarily, or otherwise prohibit any offering or sale of the Offered Shares pursuant to this Prospectus. In connection with the registration of the Offered Shares under the Securities Act, and the offering and sale thereof hereby, each Selling Securityholder will be deemed to have agreed with and represented to the Company that (1) the number of shares of Common Stock represented to be beneficially owned by such Selling Securityholder is correct, (2) from and after such Selling Securityholder's receipt of notice from the Company that the Company is suspending or prohibiting the offering or sale of the Offered Shares pursuant to this Prospectus, such Selling Securityholder may not and will not use this Prospectus to offer or sell any of such Selling Securityholder's then unsold Offered Shares and will forthwith discontinue disposition of its Offered Shares pursuant to the Registration Statement until such time, if any, as the Company notifies such Selling Securityholder that such offers and sales may be recommenced, and (3) any purchase or sale of the Offered Shares by or for the account of such Selling Securityholder will be effected in compliance with all applicable federal and state securities laws, including the Securities Act and the applicable rules and regulations promulgated thereunder.

	All expenses incurred in connection with the registration under the Securities Act of the Offered Shares will be paid by the Company, except that the Company will not be liable for any selling or other fees or expenses incurred by a Selling Securityholder.

                                PLAN OF DISTRIBUTION

	Any or all of the Offered Shares owned by a Selling Securityholder may be offered and sold from time to time by and for the account of such Selling Securityholder. The Company will not receive any of the proceeds from the sale hereby of the Offered Shares by the Selling Securityholders.

	A Selling Securityholder may offer and sell any or all of the Offered Shares from time to time in one or more transactions on the OTC Bulletin
Board, in one or more brokerage transactions or in one or more privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Offered Shares may be offered and sold from time to time in any manner permitted by law, including directly to one or more purchasers and to or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder or the purchasers of Offered Shares for whom such underwriters, brokers, dealers and agents may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and a Selling Securityholder with respect to the offering and sale of the Offered Shares. A Selling Securityholder and any underwriters, brokers, dealers or agents to or through whom sales of the Offered Shares are made

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hereunder may be deemed to be "underwriters" within the meaning of Section
2(11) of the Securities Act, and any commissions or discounts or other compensation paid to such persons and any profit realized by such persons on the resale of Offered Shares as principals may be deemed to be underwriting compensation under the Securities Act.

	To the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Offered Shares being offered pursuant thereto and the terms of such offering, including the names of the underwriters, any discounts, concessions, commissions and other items constituting compensation to underwriters, brokers, dealers or agents, the public offering price of the Offered Shares and any discounts, concessions or commissions allowed or reallowed or paid by underwriters to dealers.

	To comply with the securities laws of certain states, if applicable, the Offered Shares will be offered and sold in such jurisdictions only through registered or licensed brokers or dealers.

	A Selling Securityholder may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Offered Shares against certain liabilities, including liabilities arising under the Securities Act.

	Any or all of the Offered Shares may be offered and sold pursuant to Rule 144 promulgated under the Securities Act rather than pursuant to this Prospectus. The Selling Securityholders are not obligated to, and there is no assurance that the Selling Securityholders will, sell all or any of the shares we are registering. The Selling Securityholders may transfer, devise or gift such shares by other means not described in this prospectus.

                                 LEGAL MATTERS

	The validity of the Offered Shares offered hereby will be passed upon by Reitler Brown & Rosenblatt LLC, formerly Reitler Brown LLC.

                                   EXPERTS

	The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended June 30, 2007, have been audited by Nussbaum Yates Berg Klein & Wolpow, LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                       SECURITIES ACT LIABILITIES

	 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities
(other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and we will be governed by the final adjudication of such issue.


                           -----------------------


	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE COMPANY, THE SELLING SECURITYHOLDERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES NOR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                          ------------------------


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                                PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

	The following documents filed by Scientific Industries, Inc., (the "Registrant" or the "Company") with the SEC under the Exchange Act are hereby incorporated by reference into the Prospectus:

(a)	The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007;

(b)	The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 2007 and December 31, 2007;

(c)	The Company's Current Reports on Form 8-K filed with the SEC since June 30, 2007;

(d)	The description of the Company's Common Stock contained in
the registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

(e) 	All documents filed by the Company with the SEC pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereunder; and

(f)	 All documents filed by the Company with the SEC pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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Item 4. Description Of Securities

Not applicable.

Item 5. Interests Of Named Experts And Counsel

Not applicable.

Item 6. Indemnification Of Directors And Officers

       Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Article VII of the Amended and Restated By-Laws of the Company provides that a director of the Company shall not be personally liable to the Company or the stockholders of the Company for monetary damages for breach of fiduciary duty as a director except for liability under Section 174 of the DGCL which proscribes the unlawful payment of dividends. Article Tenth of the Certificate of Incorporation, as amended of the Company provides that a person serving as a director or officer of the Company or serving at the request of the Company as a director or officer of another corporation or as its legal representative in a partnership, joint venture, trust or other entity, who is made a party to or threatened to be made a party to any action, suit or proceeding, civil, criminal or administrative, by reason of the fact of such status shall be protected and held harmless by the Company to the fullest extent permissible under the DGCL. The Article also allows the advance of related expenses incurred by the director or officer upon provision of an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to be so protected.

         Section 145 of the DGCL contains provisions permitting and, in some situations requiring Delaware corporations to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit

   4          2002 Stock Option Plan.*


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   5         Opinion of Reitler Brown & Rosenblatt LLC, formerly named
Reitler Brown LLC, regarding the legality of the securities being registered*

23.1 Consent of Nussbaum Yates Berg Klein & Wolpow, LLP, independent registered public accounting firm of Registrant

23.2         Consent of Reitler Brown LLC (contained in Exhibit 5)

23.2(a)      Consent of Reitler Brown & Rosenblatt LLC

24           Power of Attorney (included on signature page)*


*
Previously filed

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has dully caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2008.


				   SCIENTIFIC INDUSTRIES, INC.


				   By:/s/ Helena R. Santos
                           ____________________________________________
                           Helena R. Santos, President, Chief Executive
                           Officer and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                         Title                      Date


/s/Helena R. Santos  Chief Executive Officer and Chief    March 19, 2008
___________________  Financial Officer
Helena R. Santos
         *
___________________  Chairman of the Board of Directors   March 19, 2008
Joseph G. Cremonese
         *
___________________  Director                             March 19, 2008
Arthur M. Borden
         *
___________________  Director                             March 19, 2008
Joseph I. Kesselman
         *
___________________  Director                             March 19, 2008
Roger B. Knowles


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___________________  Director                             March 19, 2008
Grace Morin
         *
___________________  Director                             March 19, 2008
James S. Segasture



* By: /s/ Helena R. Santos
__________________________
Executed by Helena R. Santos pursuant to her power of attorney filed with the registration statement.





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